Exhibit 99.1

For Immediate Release:

Contacts:
Peerless Systems Corporation:	Investor Contact:
Rick Roll	Geoff High
President and Chief Executive Officer	Pfeiffer High Investor Relations, Inc.
(310) 536-0908	(303) 393-7044
Peerless Systems Announces Changes to its Board of Directors
EL SEGUNDO, Calif., June 17, 2008 — Peerless Systems Corporation (Nasdaq: PRLS) today announced that William B. Patton, Jr., John C. Reece and John Thomas Zender have resigned as directors, effective June 12, 2008. The board of directors now consists of Timothy E. Brog, Richard L. Roll, Steven J. Pully and Steven M. Bathgate. Messrs. Bathgate, Brog and Pully now comprise the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The three vacancies on the board of directors caused by the resignations are expected to be filled in the near future.
Rick Roll, President and Chief Executive Officer of Peerless, said the changes reflect recent efforts to establish a cohesive board of directors with a unified focus on guiding and supporting Peerless’ new growth strategies. “I believe our board of directors is now united in its philosophy on how to maximize stockholder value. This board will be actively involved with management and our investment bankers in the pursuit of a meaningful, accretive transaction designed to enhance the value of the company. The members of the Peerless board possess a wealth of experience in mergers and acquisitions, corporate finance and corporate governance, and have worked with a broad range of public companies to build value for the benefit of shareholders.”
Chairman of the Board Timothy E. Brog said, “As a board, we believe our directors should own a meaningful amount of Peerless common stock and align our financial interests directly with our fellow Peerless shareholders. Our sole focus will be on maximizing shareholder value and therefore all available options will be on the table and be considered.”
About Peerless Systems Corporation
Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project,” “predict,” “forecast,” “outlook,” “potential,” “continue,” “may,” “future,” “can,” “enhance,” and “should,” or the negative of these, as well as similar expressions, can be used to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and/or Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies or other products, the rapid changes taking place in the emerging color print devices markets, our ability to realize contract backlog, our ability to identify new customers or place our technology in a broader base of products, our ability to leverage core competencies and find product segments that blend well with our core business, our ability to successfully enter new software application sectors, our ability to maintain our profit objectives and create compelling margins, the tenure of the competitive advantage of our old and new technologies, our reliance on block licensing, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights, risks associated with international business activities, our reliance on key personnel and our board of directors and our ability to execute our business plan and strategic partnering transactions.
The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including, but not limited to, those described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2008, filed on May 12, 2008.
Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.